UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)              February 28, 2005

MONMOUTH CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

       New Jersey

   811-01085                21-0740878

   (State or other jurisdiction

(Commission

              (IRS Employer

     of incorporation)

File Number)               Identification Number)

       3499 Route 9N, Suite 3C, Freehold, NJ

07728

     (Address of principal executive offices)

(Zip Code)

     Registrant's telephone number, including area code         (732) 577-9993

     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On February 28, 2005, the Company issued a press release announcing the acquisition of a 68,385 square-foot industrial building in Hillsborough County, in Tampa, Florida, for a purchase price of approximately $5,600,000.

Item 8.01

Other Events.

On February 28, 2005, Monmouth Capital Corporation (the Company or Registrant) purchased a 68,385 square foot industrial building in Tampa, Florida, from WS Properties.   This warehouse facility is 100% leased to Kellogg Sales Company under a net lease for a period of 20 years (Kellogg lease).  The lease expires December 31, 2009.  The purchase price was approximately $5,600,000.  The Registrant paid cash of $100,000, borrowed approximately $1,500,000 against its securities portfolio with Wachovia Securities, and obtained total mortgages of $4,000,000 with principal of $3,400,000 at an interest rate of 5.71% and principal of $600,000 at an interest rate of 5.24%.  The mortgage of $3,400,000 is due in 2015 and the mortgage of $600,000 is due in 2010.  The property acquired is commercial rental property and will continue to be used as such.  The Registrant will account for this transaction as a purchase.

The following are the material factors to be considered in assessing the property:

          *

Description of Property – The property acquired is a 68,385 square foot industrial building located at 3404 Cragmont Drive, Tampa, Florida, on approximately 4.6 usable acres.  The property includes 60,835 square feet of warehouse space and 7,500 square feet of office space.  The facility can be expanded by 21,120 square feet.

*

Occupancy Rate and Number of Tenants – The commercial rental property acquired was constructed in 1989.  Commencing February 7, 1989, the property was 100% occupied under a 20-year net lease agreement with Kellogg Sales Company.  This Kellogg lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, are borne by the tenant.

*

Principal Business of Tenant – Kellogg Sales Company uses this property as a warehouse facility.  Registrant believes that Kellogg Sales Company will continue to use this property as such.

*

Principal Provisions of the Kellogg lease – The following are the principal provisions of the Kellogg lease:

                    Term

Annual Rent

3/1/05-12/31/09

  $444,000

At the end of the lease term, the tenant has one 5-year option.  Base rent during the option term is to be negotiated at fair market value.

          The Seller assigned the lease to Registrant.

*   Basis of Acquired Property for Depreciation – The basis for depreciation is the   purchase   price   of   the   property.  Approximately $4,536,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System).  The residual is attributable to land.

*   Anticipated Capital Improvements – The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

*   Insurance Coverage – Insurance on the property is the responsibility of the tenant.

Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

The following is pro forma financial information.   The impact of the property acquired to the financial statements of the Registrant is as follows:

ADJUSTMENTS TO STATEMENT OF INCOME

Rental and Occupancy Charges – Increase of $444,000 based upon the remaining scheduled rent in accordance with the Kellogg lease terms.

Interest Expense – Increase of $286,000 based upon a mortgage of $3,400,000 at 5.71% interest with monthly principal and interest payments of $23,793, a mortgage of $600,000 at 5.24% interest with monthly principal and interest payments of $4,040, and a margin line increase of $1,500,000, currently at 4.0%.

Depreciation Expense – Increase of $116,000 based upon approximately $4,536,000 of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

Net Income – Increase of $42,000 (rental and occupancy charges less interest expense and depreciation expense).

The effect of cash made available by operations will be an increase of $158,000 (net income plus depreciation).

ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

Land, Buildings, Improvements and Equipment – Increase of $5,600,000, based on the purchase price and closing costs.

Loans Payable – Increase of $1,500,000, the total amount used on the margin line.

Mortgages Payable – Increase of $4,000,000, the amount of the mortgage on the acquired property.

Registrant knows of no other financial statement items, which would be materially affected by the acquired property.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99

Press Release dated February 28, 2005.

SIGNATURES

     Pursuant  to the requirements of the Securities Exchange Act of  1934,

     the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH CAPITAL CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial Officer

     Date        February 28, 2005